Exhibit 5.1

October 7, 2025

Obsidian Energy Ltd.

Dear Sirs/Mesdames:

Re:	Obsidian Energy Ltd. – Form S-8 Registration Statement

We have acted as Canadian counsel to Obsidian Energy Ltd., a corporation existing under the laws of the Province of Alberta (the “Corporation”), in connection with the Corporation’s registration statement on Form S-8, dated October 7, 2025, including all amendments and supplements thereto (the “Registration Statement”), as filed with the U.S. Securities and Exchange Commission (the “SEC”) under the United States Securities Act of 1933, as amended to date (the “Act”).

The Registration Statement relates to the registration of an aggregate of up to 1,228,400 common shares of the Corporation (“Common Shares”), consisting of: (i) up to 471,300 Common Shares (“Primary Option Shares”) issuable pursuant to future grants of options to purchase Common Shares (“Options”) under the Corporation’s Stock Option Plan, amended and restated as of July 30, 2020 (the “Option Plan”); (ii) up to 707,100 Common Shares (“Primary RPSU Shares”) issuable or deliverable pursuant to future grants of awards (“Share Unit Awards”) under the Corporation’s Restricted and Performance Share Unit Plan, amended and restated as of July 30, 2020 (the “RPSU Plan”); and (iii) up to 50,000 Common Shares (“Primary ERSP Shares”, and together with the Primary Option Shares and the Primary RPSU Shares, the “Primary Shares”) deliverable pursuant to the Corporation’s Employee Retirement / Savings Plan – Equity and Cash Component, dated effective October 31, 2018 (the “ERSP”, and together with the Option Plan and the RPSU Plan, the “Plans”).

The Registration Statement also relates to the registration for resale from time to time of up to 1,304,806 Common Shares (the “Resale Shares”) by or on behalf of the selling securityholder or his permitted transferees described in the prospectus included in the Registration Statement (the “Reoffer Prospectus”), consisting of: (i) 188,683 Common Shares previously issued on the exercise of Options (the “Issued Resale Option Shares”); (ii) 15,923 Common Shares previously delivered pursuant to the ERSP (the “Issued Resale ERSP Shares”, and together with the Issued Resale Option Shares, the “Issued Resale Shares”); (iii) up to 310,600 Common Shares that may be issued on the exercise of certain Options previously granted pursuant to the Option Plan (the “Unissued Resale Option Shares”, and together with the Issued Resale Option Shares, the “Resale Option Shares”); and (iv) up to 789,600 Common Shares that may be issued or delivered on the settlement of Share Unit Awards previously granted pursuant to the RPSU Plan (the “Unissued Resale RPSU Shares”, and together with the Unissued Resale Option Shares, the “Unissued Resale Shares”).

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

Qualifications, Assumptions and Reliances

For the purpose of the opinions herein, in connection with certain factual matters, we have relied, in part, upon the minute books of the Corporation and a certificate of an officer of the Corporation dated the date hereof (the “Officer’s Certificate”).

The use herein of the phrase “fully paid and non-assessable” in respect of the Common Shares means that the holder of such Common Shares will not, after the issuance or delivery to them of such Common Shares, be liable to pay further amounts to the Corporation in respect of the issue price payable for such Common Shares. No opinion is expressed as to the actual receipt by the Corporation of the consideration for the issuance of such Common Shares or as to the adequacy of any consideration received.

Burnet, Duckworth & Palmer LLP	October 7, 2025

We have also assumed, for the purposes of the opinions expressed herein:

(a)

the genuineness and authenticity of all signatures and the conformity to the originals of all copies of documents (whether or not certified) examined by us and the authenticity and completeness of the originals of documents from which such copies were taken;

(b)	the accuracy and completeness of all factual representations made in the Registration Statement (including the Reoffer Prospectus contained therein) and other documents reviewed by us;

(c)

that all resolutions contained in the minute books of the Corporation were approved by the requisite majority of the directors of the Corporation, remain in full force and effect, and have not been and will not be rescinded or amended;

(d)

that we have been provided with true and correct copies of each of the Plans, and that the Plans provided to us have not been amended, supplemented or modified in any manner, whether by written or oral agreement, by conduct of the parties thereto, or otherwise;

(e)

that insofar as any obligation under any of the Plans is to be performed in any jurisdiction outside of the Province of Alberta, its performance will not be illegal or unenforceable by virtue of the laws of that other jurisdiction;

(f)

that all Primary Option Shares and Resale Option Shares issued or issuable pursuant to the Option Plan and any applicable Option Agreement (as defined in the Option Plan) have been or will be issued pursuant to Options duly granted under the Option Plan by the board of directors of the Corporation (the “Board”) or a committee of the Board (a “Committee”) at such times, to such persons and for such consideration as was or will be approved by the Board or a Committee or pursuant to a delegation of authority granted by the Board or a Committee, all in accordance with the terms of the Option Plan;

(g)

that all Primary RPSU Shares and Unissued Resale RPSU Shares issuable or deliverable pursuant to the RPSU Plan and any applicable Share Unit Award Agreement (as defined in the RPSU Plan) will be issued or delivered pursuant to Share Unit Awards duly granted under the RPSU Plan by the Board or a Committee at such times, to such persons and for such consideration as was or will be approved by the Board or a Committee or pursuant to a delegation of authority granted by the Board or a Committee, all in accordance with the terms of the RPSU Plan;

(h)	that all Primary ERSP Shares and Issued Resale ERSP Shares delivered or deliverable pursuant to the ERSP have been or will be delivered in accordance with the terms of the ERSP;

(i)

that all Primary Shares and Resale Shares have been or will be issued by the Corporation pursuant to a resolution of the Board that has been approved by the requisite majority of the directors of the Corporation;

(j)

that all required consideration for the Primary Shares and the Resale Shares has been or will be fully paid in money or in property (other than a promissory note or promise to pay) or past service that was not or will not be less in value than the fair equivalent of the money that the Corporation would have received if such Common Shares had been issued for money;

(k)	that all required filings have been or will be made with the NYSE American, the Toronto Stock Exchange and all relevant securities regulatory authorities;

Burnet, Duckworth & Palmer LLP	October 7, 2025

(l)

the capacity, power and authority of all parties other than the Corporation to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance or delivery of the Primary Shares and the Resale Shares, and the due execution and delivery thereof by each party thereto; and

(m)	that the Registration Statement (including the Reoffer Prospectus contained therein) filed with the SEC will be in substantially the same form as that examined by us for purposes of this opinion.

Other than the review of the Officer’s Certificate, the Registration Statement, each of the Plans and the minute books of the Corporation we have not undertaken any special or independent investigation to determine the existence or absence of any facts or circumstances relating to the Corporation. No inference as to our knowledge of such facts and circumstances should be drawn merely from our representation of the Corporation.

Applicable Law

We are qualified to practice law in the Province of Alberta and our opinion herein is restricted to the laws of the Province of Alberta and the federal laws of Canada applicable therein as at the date hereof.

Opinion

Based upon and subject to the assumptions, limitations and qualifications expressed herein, we are of the opinion that:

1.

when the Primary Shares have been issued or delivered in accordance with: (i) the terms and conditions of the applicable Plan; (ii) the terms and conditions of any applicable Option Agreement or Share Unit Award Agreement; and (iii) the Registration Statement; such Primary Shares will be validly issued as fully paid and non-assessable Common Shares;

2.	the Issued Resale Shares have been validly issued as fully paid and non-assessable Common Shares; and

3.

when the Unissued Resale Shares have been issued or delivered in accordance with: (i) the terms and conditions of the Option Plan or the RPSU Plan (as applicable); (ii) the terms and conditions of any applicable Option Agreement or Share Unit Award Agreement; and (iii) the Registration Statement; such Unissued Resale Shares will be validly issued as fully paid and non-assessable Common Shares.

This opinion is rendered solely in connection with the Registration Statement and is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Corporation, the Registration Statement, the Plans, Options, Share Unit Awards or Common Shares.

The opinions are given as at the date hereof and we disclaim any obligation or responsibility to: (a) update this opinion; (b) take into account or inform the addressees or any other person of any changes in law, facts or other developments subsequent to this date that do or may affect the opinions we express; or (c) advise the addressees or any other person of any other change in any matter addressed in this opinion. Our opinions do not take into account any proposed rules, policies or legislative changes that may come into force following the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, or any amendment pursuant to Rule 462 under the Act, and to the reference to our firm under the heading “Legal Matters” in the Reoffer Prospectus, or any amendment pursuant to Rule 462 under the Act. In giving this consent, we do not hereby agree that we come within the category of persons whose consent is required by the Act.

Yours truly,

/s/ Burnet, Duckworth & Palmer LLP

Burnet, Duckworth & Palmer LLP